CONFIRMING STATEMENT

	This Statement confirms that the undersigned, Jan F. Karst, has authorized and designated each of Susan Hyde, James Fitzgerald, and Charles Keyser, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5
(including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Corporate Property
Associates 17 - Global, Incorporated.  The authority of Susan Hyde, James
Fitzgerald, and Charles Keyser, under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Corporate Property
Associates 17 - Global, Incorporated, unless earlier revoked in writing.  The undersigned acknowledges Susan Hyde, James Fitzgerald, and Charles Keyser are
not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


/s/ Jan F. Karst
Signature


Jan F. Karst
Print Name


November 2, 2007
Date